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                                                                     Exhibit 10c

                             ROWAN COMPANIES, INC.

                                Amendment No. 5
                              Dated April 25, 1997
                                     to the
                           1986 Convertible Debenture
                           Incentive Plan As Amended



         Resolution adopted by the registrant's Board of Directors on April 25, 1997:

RESOLVED that, Section 3.04 of the Plan is hereby amended effective as of April 25, 1997 to read as follows:

                 "Transfer and Pledge of Debentures. A Purchaser may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of a Debenture except by (1) will or the laws of descent and distribution or (2) a pledge ("Permitted Pledge") of Debentures to a lender (which may be the Company if a loan is made pursuant to Section 8 hereof) as security for loans to provide all or part of the financing to purchase the Debentures, or (3), with respect to a Series III Debenture, a transfer to (a) the spouse, children or grandchildren of the employee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the employee, (c) a partnership or limited liability company in which such Immediate Family Members and, if applicable, the employee are the only partners or members, or (d) an organization that has been determined by the Internal Revenue Service to be exempt under Section 501(c)(3) of the Internal Revenue Code (a "Permitted Transfer"). If such loan shall be made by other than the Company, the Purchaser shall give advance written notice to the Company prior to making any Permitted Pledge and the Purchaser and such lender shall give notice of discharge of any Debenture from a Permitted Pledge, which notice shall be conclusive evidence that the conversion privilege with respect to such Debenture will again be exercisable subject to the provisions of
         Section 3.03. If a Permitted Transfer is made, such transferred Debenture shall continue to be subject to the same terms and conditions as were applicable to the Debenture immediately prior to transfer, including any Permitted Pledge, and in no event shall any transfer of a Debenture be made, unless the Transferee acknowledges the terms and conditions applicable to the Debenture in a form that is satisfactory to the Company."